EXHIBIT 32.1

Certification

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Re: SPX Corporation

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), each of the undersigned hereby certifies that:

(i) this Annual Report on Form 10-K, for the period ended December 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii) the information contained in this amended report fairly presents, in all material respects, the financial condition and results of operations of SPX Corporation.

Dated as of this 26th day of February 2004.

/s/ JOHN B. BLYSTONE	/s/ PATRICK J. O’LEARY
John B. Blystone	Patrick J. O’Leary
Chairman, President and Chief Executive Officer	Vice President, Finance, Treasurer and Chief Financial Officer